Exhibit 99.1

Filed by Nanometrics Incorporated

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Commission File No. 000-13470

Subject Company: Nanometrics Incorporated

NANOMETRICS INCORPORATED	1550 Buckeye Drive	Milpitas CA 95035	Tel: 408.435.9600	Fax: 408.232.5910

News Release

Agency Contact:	Company Contact:
Bruce Hokanson	Douglas McCutcheon
Loomis Group	Nanometrics Incorporated
360-574-4000, 360-574-4447 fax	408.435.9600, 408.232.5910 fax
email: hokansonb@loomisgroup.com	email: dmccutcheon@nanometrics.com

Nanometrics Reports Financial Results for the First Quarter of 2006

MILPITAS, Calif., April 25, 2006 — Nanometrics Incorporated (Nasdaq: NANO), a leading supplier of advanced integrated and standalone metrology equipment to the semiconductor industry, today announced its results for the first quarter ended April 1, 2006.

Revenues for the first quarter of 2006 were $19.0 million, representing a 33 percent increase over fourth quarter 2005 revenues of $14.2 million and a 19 percent decrease from restated revenues of $23.4 million for the first quarter of 2005. Net loss for the first quarter of 2006 was $1.3 million or $0.10 per share. This compares to a net loss of $2.1 million or $0.16 per share for the fourth quarter of 2005 and net income of $2.5 million or $0.18 per diluted share for the restated first quarter of 2005.

Included in the net loss for the first quarter of 2006 is a non-cash charge of $853,000 for stock-based compensation expenses as required with the adoption of Financial Accounting Standard 123R. The comparative net income and net loss figures for prior periods do not include such a charge.

“We are pleased to report a 33 percent sequential increase in revenues for the first quarter of 2006 and a reduced net loss,” stated Douglas J. McCutcheon, chief financial officer of Nanometrics. “This sequential increase was comprised of a 37 percent sequential increase in product revenues and an 18 percent increase in service revenues. While the product revenue change is a function of customers’ increasing need for our products, the service revenue change is a function of redoubled internal efforts to capture post-warranty revenue opportunities. Along with our increased revenue run rate and contributions from acquisitions, we will continue to work towards achieving our target operating model in 2006.”

John Heaton, Nanometrics president and chief executive officer added, “Our performance in the first quarter is tangible evidence that our customers are spending and that the improvements we have made to our business model should result in a return to profitability for Nanometrics. We are also executing on our plan to be a consolidator of this sector, having announced the acquisition of Soluris, Inc. in March and filed the proxy statement for the acquisition of Accent Optical Technologies, Inc. earlier this month. Overall, we are encouraged by what our customers are telling us and we are focused on continued execution of our stated goals for the year.”

About Nanometrics

Nanometrics is a leader in the design, manufacture and marketing of high-performance process control metrology systems used in semiconductor manufacturing. Nanometrics metrology systems measure various thin film properties, critical circuit dimensions and layer-to-layer circuit alignment (overlay) during various steps of the manufacturing process, enabling semiconductor and integrated circuit manufacturers to improve yields, increase productivity and lower their manufacturing costs. Nanometrics maintains its headquarters in Milpitas, California, and sales and service offices worldwide. Nanometrics is traded on the Nasdaq National Market under the symbol NANO. Nanometrics’ website is: http://www.nanometrics.com.

A conference call to discuss results for the first quarter of 2006 will be held today, April 25, 2006, at 5:00 p.m. ET (2:00 p.m. PT). To participate in the earnings conference call, the dial-in numbers are (866) 202-4683 in the United States or (617) 213-8846 for international calls. The passcode is 20172245. If you are unable to participate during the live conference call, a webcast will be made available on the “Investors” section of the Nanometrics website.

Additional Information and Where To Find It

In connection with the planned merger (the “Merger”) between Nanometrics Incorporated (“Nanometrics”) and Accent Optical Technologies, Inc. (“Accent”) pursuant to the Agreement and Plan of Merger and Reorganization dated January 25, 2006 (the “Merger Agreement”), by and among Nanometrics, Alloy Merger Corporation (a wholly-owned subsidiary of Nanometrics), Accent and, solely with respect to Article IX, Sanford S. Wadler, as Stockholder Agent, Nanometrics and Accent have filed a joint proxy statement/prospectus. Nanometrics included in such proxy statement/prospectus a resolution for shareholder approval of the issuance of Nanometrics common stock in consideration for all the outstanding shares of Accent capital stock and the rights to acquire Accent capital stock (the “Share Issuance”), and certain other matters contemplated by the Merger Agreement. Accent included in such proxy statement/prospectus a resolution for stockholder approval of the Merger Agreement and the Merger and certain other matters contemplated by the Merger Agreement. The joint proxy statement/prospectus, which was filed by Nanometrics and Accent with the Securities and Exchange Commission (“SEC”) on April 6, 2006, will be mailed to the shareholders of Accent and Nanometrics. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders may obtain a free copy of the joint proxy statement/prospects and other documents filed by Nanometrics with the SEC at the SEC’s web site at www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from Nanometrics by directing a request to Nanometrics, Inc., 1550 Buckeye Drive, Milpitas, California 95035, Attention: Investor Relations, Telephone: (408) 435-9600 or by sending an email request to investors@nanometrics.com.

Nanometrics and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Nanometrics’ and Accent’s shareholders with respect to the transactions contemplated by the Merger Agreement. Information regarding such officers and directors is included in Nanometrics’ Proxy Statement for its 2005 Annual Meeting of Shareholders filed with the SEC on August 4, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Nanometrics by directing a request to Nanometrics Incorporated, 1550 Buckeye Drive, Milpitas, California 95035, Attention: Investor Relations, Telephone: (408) 435-9600 or by sending an email request to investors@nanometrics.com.

Accent and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Accent’s and Nanometrics’ shareholders with respect to the transactions contemplated by the Merger Agreement. Information regarding such Accent directors and executive officers and their interests in the Merger is included in the joint proxy statement/prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding Nanometrics’ expected revenue for its most recently completed fiscal quarter. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause Nanometrics’ actual financial results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and actual events or results may differ materially. Nanometrics cannot provide any assurance that its future results will meet expectations. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time including its quarterly reports on Form 10-Q. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, Nanometrics cannot guarantee future results, levels of activity, performance or achievements. In addition, neither Nanometrics nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

NANOMETRICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands except share amounts)

(Unaudited)

	April 1, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$33,915	$40,445
Short-term investments	—	4,949
Accounts receivable, net of allowances of $657 and $592	20,570	18,983
Inventories	27,494	25,656
Prepaid expenses and other	4,183	1,259

Total current assets	86,162	91,292
Property, plant and equipment, net	42,613	42,928
Goodwill	3,030	—
Intangible assets	4,760	639
Other assets	1,483	1,441

Total assets	$138,048	$136,300

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$510	$1,186
Accounts payable	4,653	3,348
Accrued payroll and related expenses	2,086	1,540
Deferred revenue	3,818	3,448
Other current liabilities	3,920	3,869
Income taxes payable	748	770
Current portion of debt obligations	381	400

Total current liabilities	16,116	14,561

Deferred income taxes and other long-term liabilities	257	—
Debt obligations	1,313	1,396

Total liabilities	17,686	15,957
Shareholders’ equity
Common stock, no par value; 50,000,000 shares authorized; 13,033,438 and 12,990,894 outstanding	108,445	107,294
Retained earnings	10,896	12,218
Accumulated other comprehensive income	1,021	831

Total shareholders’ equity	120,362	120,343

Total liabilities and shareholders’ equity	$138,048	$136,300

NANOMETRICS INCORPORATED

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	April 1, 2006	April 2, 2005
Net revenues:
Products	$15,972	$21,010
Service	2,996	2,340

Total net revenues	18,968	23,350

Costs and expenses:
Cost of products	7,909	9,732
Cost of service	2,534	2,573
Research and development	2,528	3,179
Selling	3,102	3,143
General and administrative	4,550	1,998

Total costs and expenses	20,623	20,625

Income (loss) from operations	(1,655)	2,725

Other income (expense):
Interest income	332	130
Interest expense	(13)	(18)
Other, net	35	(270)

Total other income, net	354	(158)

Income (loss) before income taxes	(1,301)	2,567

Provision for income taxes	21	83

Net income (loss)	$(1,322)	$2,484

Net income (loss) per share:
Basic	$(0.10)	$0.20

Diluted	$(0.10)	$0.18

Shares used in per share computation:
Basic	13,018	12,575

Diluted	13,018	13,455